Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 of QEP Resources, Inc. (No. 333-165805 and No. 333-179709), and to the incorporation by reference in the Registration Statements on Form S-8 of QEP Resources, Inc. (Nos. 333-167726 and 333-167727), of our report dated February 25, 2014, relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
February 25, 2014